UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12


                       ELECTRONIC SENSOR TECHNOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                  [GRAPHIC OMITTED]ELECTRONIC SENSOR TECHNOLOGY

June 7, 2007

To Our Shareholders,

     It is my pleasure to invite you to attend our 2007 Annual Meeting of Shareholders on Monday, July 16, 2007 at 10:30 a.m., Pacific Standard Time. The meeting will be held at The Best Western Thousand Oaks Inn, located at 75 West Thousand Oaks Boulevard, Thousand Oaks, California 91360-4416. We have included directions to the Best Western Thousand Oaks Inn on the inside back cover of the proxy statement.

     The matters to be acted upon at the meeting are described in the enclosed notice and Proxy Statement.

     Security precautions will be taken. Bags, purses, and briefcases may be subject to inspection. To speed the process, please bring only the essentials.

     You must own shares of Electronic Sensor Technology, Inc. common stock at the close of business on May 29, 2007, to vote at the 2007 Annual Shareholders' Meeting. Regardless of whether you will attend, we urge you to vote and submit your proxy by mail. Voting in this way will not prevent you from attending the 2007 Shareholders' Meeting.

     Thank you for your support.

                                         Sincerely,


                                         /s/ Teong C. Lim
                                         -------------------------------------
                                         Teong C. Lim
                                         President and Chief Executive Officer

                  [GRAPHIC OMITTED] ELECTRONIC SENSOR TECHNOLOGY

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be Held on July 16, 2007

                         ------------------------------

     The Annual Meeting of Shareholders of Electronic Sensor Technology, Inc., a Nevada corporation, will be held at:

     Time:   10:30 a.m., Pacific Standard Time on Monday, July 16, 2007

     Place: Best Western Thousand Oaks Inn, 75 West Thousand Oaks Boulevard, Thousand Oaks, California 91360-4416

     Items of Business:

     1. To elect 7 persons to serve on our Board of Directors for the next year.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on May 29, 2007 are entitled to notice of the meeting and an opportunity to vote.

     It is hoped that you will be present at the meeting to vote in person. However, if you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by mail. For specific instructions, please refer to the questions and answers commencing on page 2 of the proxy statement and the instructions on the proxy card.

                                /s/ Philip Yee
                                ------------------------------------------------
                                Philip Yee
                                Secretary, Treasurer and Chief Financial Officer

June 7, 2007

                  [GRAPHIC OMITTED] ELECTRONIC SENSOR TECHNOLOGY

                         ------------------------------

          1077 Business Center Circle - Newbury Park, California 91320
                     Tel. (805) 480-1994 Fax (805) 480-1984

                         ------------------------------

                                 PROXY STATEMENT
                SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

                         ------------------------------

     Our Board of Directors is soliciting proxies from holders of our common shares for use at the annual meeting of our shareholders to be held on July 16, 2007, at 10:30 a.m., Pacific Time. The meeting will be held at The Best Western Thousand Oaks Inn, located at 75 West Thousand Oaks Boulevard, Thousand Oaks, California 91360-4416. We have included directions to The Best Western Thousand Oaks Inn on the inside back cover of the proxy statement for your convenience.

     The approximate date on which this proxy statement and the enclosed proxy card, notice of annual meeting, President and Chief Executive Officer's letter and 2006 annual report will be first mailed to our shareholders is June 7, 2007.

     The remainder of this proxy statement has been divided into three sections. You should read all three sections.

     I. Questions and answers: This section provides answers to a number of frequently asked questions.

     II. Proposals to be voted on: This section provides information relating to the proposals to be voted on at the shareholders' meeting.

     III. Required information: This section contains information that is required by law to be included in this proxy statement and which has not been included in Sections I or II.

                            I. QUESTIONS AND ANSWERS

WHY HAVE I BEEN SENT THESE PROXY MATERIALS?

     Our Board of Directors has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a shareholder of Electronic Sensor Technology, on certain matters that will be voted on at the annual meeting.

WHAT MATTERS WILL BE VOTED ON AT THE MEETING?

     o the election of 7 individuals to serve as directors of our company for the next year; and

     o    any other business properly raised at the meeting.

     At the time this proxy statement was printed, our Board of Directors did not know of any other matters to be voted on at the annual meeting.

WHO MAY ATTEND THE ANNUAL MEETING?

     All shareholders of Electronic Sensor Technology.

WHO IS ENTITLED TO VOTE?

     Shareholders of record as of the close of business on May 29, 2007, the record date, or those with a valid proxy from a bank, brokerage firm or similar organization that held our shares on the record date.

WHO IS A SHAREHOLDER OF RECORD?

     A shareholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

HOW MANY SHARES ARE ENTITLED TO VOTE AT THE MEETING?

     As of the record date 54,173,745 shares of our common stock, par value $.001 per share, were issued, outstanding and entitled to vote at the meeting.

HOW MANY VOTES DO I HAVE?

     Each common share is entitled to one vote.

HOW MANY VOTES ARE NEEDED TO ELECT EACH DIRECTOR?

     Those candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors.

WHO ARE THE BOARD NOMINEES?

     The seven nominees are:

     James H. Frey          Teong C. Lim            Francis H. Chang

     Mike Krishnan          James Wilburn           Lewis Larson

     Michel Amsalem

     All of the nominees are currently Board members. See pages 5 through 7 for biographical information regarding the nominees.

HOW DO I VOTE?

     You can vote on matters that properly come before the meeting in one of two ways:

     You may vote by mail.

     You do this by signing and dating the proxy card and mailing it in the enclosed pre-addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

     You may vote in person at the meeting.

     You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a bank, broker or some other nominee), you must request and receive a legal proxy from the record owner prior to the meeting in order to vote at the meeting.

WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD, BUT DON'T MARK MY VOTES?

     Unless otherwise specified by you in your proxy card, the proxies solicited by our Board will be voted "FOR" the election of the director nominees described in this proxy statement. If any other matters properly come before the meeting, the holders of the proxies will vote thereon in their discretion.

CAN I REVOKE MY PROXY?

     Unless you have properly authorized an irrevocable proxy, you have the power to revoke your proxy at any time before the polls close at the meeting. You may do this by:

     o    signing and returning another proxy with a later date;

     o submitting written notice of your revocation to our Secretary at our mailing address on the cover page of this proxy statement; or

     o    voting in person at the meeting.

WHAT HAPPENS IF MY SHARES ARE HELD UNDER THE NAME OF A BROKERAGE FIRM?

     We encourage you to provide voting instructions to your brokerage firm. This ensures that your shares will be voted at the meeting. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

WHO WILL COUNT THE VOTES?

     We have engaged our transfer agent, Continental Stock Transfer & Trust Company, to count the votes. Our outside legal counsel or an employee of Electronic Sensor Technology will serve as the inspector of elections.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

WHAT CONSTITUTES A "QUORUM?"

     A "quorum" refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. The holders of a majority of the issued and outstanding shares of our common stock present or represented by proxy at the meeting will constitute a quorum. Abstentions and broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not otherwise affect proposals voted upon. Without a quorum, no business may be transacted at the annual meeting.

WHAT IS A "BROKER NONVOTE" AND HOW IS IT TREATED?

     A "broker nonvote" occurs with respect to a proposal to be voted on if a broker or other nominee does not have the discretionary authority to vote shares and has not received voting instructions from the beneficial owners with respect to such proposal. Broker nonvotes are treated as present for purposes of establishing the presence or absence of a quorum, but will not otherwise affect the outcome of the votes on proposals acted upon at the meeting.

HOW ARE ABSTENTIONS TREATED?

     Abstentions are treated as present for purposes of establishing the presence or absence of a quorum, but will not otherwise affect the outcome of the votes on proposals acted upon at the meeting.

WHEN ARE SHAREHOLDER PROPOSALS FOR OUR NEXT ANNUAL MEETING DUE IN ORDER TO BE INCLUDED IN THE PROXY STATEMENT?

     We will consider proposals submitted by shareholders for inclusion in the proxy statement for the annual meeting to be held in 2008 if they are received no later than February 7, 2008. See page 23 for more details.

WHO IS PAYING THE COST OF PREPARING, ASSEMBLING AND MAILING THE NOTICE OF
THE ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT AND FORM OF PROXY, AND THE SOLICITATION OF THE PROXIES?

     Electronic Sensor Technology.

DOES THE BOARD OF DIRECTORS HAVE ANY RECOMMENDATIONS WITH RESPECT TO THE LISTED PROPOSALS?

     The Board of Directors recommends that you vote "FOR" the slate of director candidates proposed in this proxy statement.

                                  II. PROPOSALS

ELECTION OF DIRECTORS

     Our bylaws require that directors be elected at our annual shareholder meetings and that the number of directors be not less than 1 nor more than 9. The 7 persons named below are nominated for election as directors to serve until the next annual meeting or as soon thereafter as their successors are duly elected and qualified.

     UNLESS OTHERWISE SPECIFIED BY YOU IN YOUR PROXY CARD, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED "FOR" THE ELECTION OF THESE NOMINEES. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by the Board. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

     The following list provides information with respect to each person nominated and recommended to be elected by the current Board. See the section entitled "Security Ownership of Certain Beneficial Owners and Management," which begins on page 8, for information pertaining to stock ownership of the nominees. There are no family relationships among any of the nominees for director or any of the executive officers of the company. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was or is to be selected as a director. All of the nominees currently are directors of our company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES:

                                                                                                            DIRECTORSHIPS
                                                                                                               HELD IN
                                                                                                                OTHER
                                          PRINCIPAL OCCUPATION(S) SINCE 2002               DIRECTOR            PUBLIC
          NAME                AGE            (ARRANGED BY TITLE & COMPANY)                   SINCE            COMPANIES
------------------------   --------   -----------------------------------------------    --------------    ----------------
  James H. Frey                 69    Trustee Board Member                                      2005            None
                                          Nortel Government Solutions, a subsidiary
                                          of Nortel
                                      Chief Executive Officer
                                          TASC Inc., a subsidiary of
                                          Litton/Northrup Grumman

  Teong C. Lim                  67    President and Chief Executive Officer and                 2005            None
                                          former Vice President of Corporate
                                          Development
                                          Electronic Sensor Technology

  Francis H. Chang              72    Former Secretary and Vice President of                    2005            None
                                          Finance and Administration (retired)
                                          Electronic Sensor Technology

  Mike Krishnan                 67    Managing Director                                         2005            Land & General
                                          Land & General Berhad                                                 Berhad
                                      President
                                          L&G Resources (1994) Inc.

  James Wilburn                 74    Dean                                                      2005            Virco
                                          Pepperdine University School of Public                                Manufacturing
                                          Policy
                                      Vice President of University Affairs,
                                          Provost, Chief Operating Officer
                                          Pepperdine University

  Michel Amsalem                59    President                                                 2006            Hartville
                                          Midsummer Capital, investment manager of                              Group, Inc.
                                          Midsummer Group of Funds

                                                                                                            DIRECTORSHIPS
                                                                                                               HELD IN
                                                                                                                OTHER
                                          PRINCIPAL OCCUPATION(S) SINCE 2002               DIRECTOR            PUBLIC
          NAME                AGE            (ARRANGED BY TITLE & COMPANY)                   SINCE            COMPANIES
------------------------   --------   -----------------------------------------------    --------------    ----------------

  Lewis Larson                  60    President                                                 2006            None
                                          The Lion Group

TEONG C. LIM

     Teong C. Lim, age 67, currently serves as interim President and Chief Executive Officer and a director of Electronic Sensor Technology. Dr. Lim has served as a director of Electronic Sensor Technology since January 31, 2005 and served as Vice President of Corporate Development from February 1, 2005 through January 25, 2006. Dr. Lim was the Director of Corporate Development of Electronic Sensor Technology, L.P. from March 1995 through August 2000 and was the Manager of Corporate Development of Electronic Sensor Technology, L.P. from August 2000 through February 2005. Dr. Lim has been the President of Amerasia Technology, Inc., a subsidiary of Electronic Sensor Technology, since 1984. Since 1997, Dr. Lim has been a director of Crystal Clear Technology, Sdn. Bhd., a privately-owned Malaysian company that manufactures and markets a high-contrast liquid crystal display (LCD) product line. Dr. Lim received a Ph.D. in Electrical Engineering from McGill University in 1968 and an M.B.A. from Pepperdine University in 1982. Dr. Lim does not serve as a director of any other publicly reporting company.

JAMES H. FREY

     James H. Frey, age 69, currently serves as Chairman of the Board of Directors of Electronic Sensor Technology. Mr. Frey has served as Chairman since February 21, 2005. From June 1999 to March 2003, Mr. Frey served as Chief Executive Officer of TASC Inc., a subsidiary of Litton/Northrup Grumman. He also served as the Vice President of Information Technology at Litton from March 2001 to March 2002. He previously served as President of Itek Inc. and as General Manager of General Electric Spacecraft Division. Mr. Frey is currently a Trustee Board member of Nortel Government Solutions, a subsidiary of Nortel placed under an independent trusteeship to allow it to participate in classified contracts with the U.S. government. He also serves on the Advisory Boards of several technology companies that are unrelated to the business of Electronic Sensor Technology. Mr. Frey received a B.S. in Electrical Engineering from Duke University in 1960, and is a graduate of General Electric's Executive Management Courses. Mr. Frey does not serve as a director of any other publicly reporting company.

MIKE KRISHNAN

     Mike Krishnan, age 67, currently serves as a director of Electronic Sensor Technology. Mr. Krishnan has served as a director of Electronic Sensor Technology since February 21, 2005. Mr. Krishnan serves on our audit committee and compensation committee. Mr. Krishnan has been President of L&G Resources
(1994) Inc. since August 2003. He has served as Managing Director of Land & General Berhad since September 2001. Land & General Berhad is an investment holding company with subsidiaries engaging in property development, property management and education services in Malaysia and Australia. Mr. Krishnan also served as the executive director of Antah Holdings Berhad from April 1990 to October 2000. Mr. Krishnan received an A.M.P from Harvard Business School in 1987. Mr. Krishnan does not serve as a director of any other publicly reporting company in the United States. Mr. Krishnan is a director of Land & General Berhad, which is listed on the Kuala Lumpur Stock Exchange.

FRANCIS H. CHANG

     Francis H. Chang, age 72, currently serves as a director of Electronic Sensor Technology. Mr. Chang has served as a director of Electronic Sensor Technology since January 31, 2005 and served as Secretary and Vice President of Finance and Administration from February 1, 2005 through November 1, 2006. Mr. Chang serves on our audit committee and compensation committee. Mr. Chang was the Vice President of Finance and Operations of Electronic Sensor Technology, L.P. from March 1995 through February 2005. Mr. Chang received a B.A. in

Economics from National Taiwan University in Taiwan in 1956 and an M.B.A. from Pepperdine University in 1978. Mr. Chang does not serve as a director of any other publicly reporting company.

JAMES WILBURN

     James Wilburn, age 74, currently serves as a director of Electronic Sensor Technology. Dr. Wilburn has served as a director of Electronic Sensor Technology since September 8, 2005. Dr. Wilburn serves as the chairman of both our audit committee and compensation committee. Dr. Wilburn has served as dean of Pepperdine University's School of Public Policy since September 1996. Dr. Wilburn served as dean of the Graziadio School of Business and Management at Pepperdine from 1982 to 1994. Dr. Wilburn has also served Pepperdine as Vice President of University Affairs, and as provost and Chief Operating Officer. He is also a member of the European Parliament Industrial Council. Dr. Wilburn has served as a director of several companies in the United States and Europe, including Signet Scientific, George Fisher (Switzerland), The Olsen Company, Flowline, Brentwood Square Savings Bank and First Fidelity Thrift and Loan. Dr. Wilburn received his Ph.D. in economic history from the University of California at Los Angeles, a masters degree from Midwestern State University and an MBA from Pepperdine's Presidential/Key Executive program. He received his bachelors degree from Abilene Christian University. Dr. Wilburn currently serves as a director of Independence Bank of California and Virco Manufacturing, which is a publicly reporting company.

MICHEL A. AMSALEM

     Michel A. Amsalem, age 59, currently serves as a director of Electronic Sensor Technology. Mr. Amsalem has served as a director of Electronic Sensor Technology since September 7, 2006. Mr. Amsalem is the founder and, since July 2001, President of Midsummer Capital, the investment manager of the Midsummer Group of Funds, as well as a director of Midsummer Investment Ltd. Prior to his involvement with hedge funds and the creation of Midsummer Capital, Mr. Amsalem, from May 1999 through June 2001, was a Principal and Managing Partner of Omicron Capital, an investment advisor to a group of funds with a strategy similar to that of Midsummer. Mr. Amsalem was also founder and head of the Structured Finance Department of Citibank, and of similar activities for Banque Indosuez' Investment Bank for Latin America and Eastern Europe and Patricof & Co. Mr. Amsalem holds a Doctoral degree in Business Administration from Harvard University, an MBA from Columbia University and is a graduate of Ecole des Hautes Etudes Commerciales in France. He is a professor of Business and Investment Strategy at Columbia University Graduate School of Business. Mr. Amsalem currently serves as a director of Hartville Group, Inc., which is a publicly reporting company.

LEWIS E. LARSON

     Lewis E. Larson, age 60, currently serves as a director of Electronic Sensor Technology. Mr. Larson has served as a director of Electronic Sensor Technology since September 7, 2006. Mr. Larson is the founder and President of The Lion Group which has provided consulting and system engineering services to the Federal Government and supporting industries since 1994. He has 15 years of Federal service with the National Security Agency (NSA) and the Central Intelligence Agency (CIA). Mr. Larson holds professional certifications from NSA and the Department of Defense in Collection Management; Traffic Analysis and Special Research; Education and Training; and Arabic language. After leaving the Federal Government as a senior executive in 1984, Mr. Larson co-founded Analytical Decisions Inc. which was acquired by the Ball Corporation. Mr. Larson received his BSEE from the University of Minnesota and has conducted post-graduate studies at the University of Maryland; New Mexico; California; Georgetown; Naval Post Graduate School; and Johns Hopkins. He also completed the Senior Executive Education business program at Stanford University and also the John F. Kennedy School of Government at Harvard University. Mr. Larson currently serves as a director of Digital Media Broadcasting Corporation, Global Wireless Networks, Fortress Technologies and Universal Scientific Technologies Ltd in England.

                            III. REQUIRED INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of the record date, concerning our issued and outstanding stock beneficially owned (i) by each director and each named executive officer of Electronic Sensor Technology, (ii) by all directors and executive officers of Electronic Sensor Technology as a group and (iii) by each shareholder known by Electronic Sensor Technology to be the beneficial owner of more than 5% of the outstanding common stock. The information regarding beneficial owners of 5% or more of our common stock was gathered by us from the filings made by such owners with the Securities and Exchange Commission. Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned.

                                                    AMOUNT AND NATURE OF
                       NAME AND ADDRESS (1)          BENEFICIAL OWNERSHIP      PERCENTAGE OF
TITLE OF CLASS         OF BENEFICIAL OWNER            (SHARES OF STOCK)          CLASS (2)
--------------   --------------------------------    -------------------     ---------------------
Common stock     Teong Lim*+++                              5,287,908(3)             9.66%
Common stock     Philip Yee+                                   30,000(4)             0.06%
Common stock     Barry Howe+                                        0                0.00%
Common stock     Gary Watson+                                 262,500(5)             0.48%
Common stock     James Frey*                                  312,500(6)             0.57%
Common stock     Francis Chang*++                           3,998,160(7)             7.33%
Common stock     Mike Krishnan*                               100,000(8)             0.18%
Common stock     James Wilburn*                                75,000(9)             0.14%
Common stock     Michel Amsalem*                                    0(10)            0.00%
Common stock     Lewis Larson*                                 50,000(11)            0.09%
Common stock     Land & General Berhad++                    9,948,801(12)           18.26%
Common stock     L&G Resources (1994), Inc.++               9,948,801(12)           18.26%
Common stock     3 Springs, LLC++                           3,853,160                7.08%
Common stock     TC Lim, LLC++                              5,167,908                9.46%
Common stock     Edward Staples++                           4,262,525(13)            7.80%
Common stock     Midsummer Investment Ltd.++               19,048,059(14)           26.01%
Common stock     Islandia L.P.++                           10,582,255(15)           16.34%
                 All directors and named executive
Common stock     officers as a group                       10,116,068(16)           18.08%

* Director

+ Named executive officer

++5% or more beneficial owner

(1) The address of each director, named executive officer, 3 Springs, LLC and TC Lim, LLC is c/o Electronic Sensor Technology, Inc., 1077 Business Center Circle, Newbury Park, California 91320. The address of Midsummer Investment Ltd. and Islandia L.P. is 295 Madison Avenue, 38th Floor, New York, New York 10017. The address of each of L&G Resources (1994), Inc. and Land & General Berhad is 7 Persiaran Dagang, Bandar Sri Damansara, Kuala Lumpur, Malaysia 52200. The address of Edward Staples is 739 Parmenter Court, Thousand Oaks, California 91362.

(2) These percentages are calculated based upon the total amount of outstanding shares of common stock beneficially owned by each person or group, including shares of common stock that such person or group has the right to acquire within 60 days of the record date pursuant to options, warrants, conversion privileges or other rights, divided by 54,173,745, which represents the total number of shares of common stock issued and outstanding as of the record date, plus, for each person or group, any shares of common stock that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3) Includes 120,000 shares of common stock underlying options exercisable within 60 days of the record date, and 438,796 shares of common stock underlying warrants exercisable within 60 days of the record date and 4,729,112 shares of common stock held by TC Lim, LLC and beneficially owned by Dr. Lim by virtue of his position as sole member of TC Lim, LLC.

(4) Includes 30,000 shares of common stock underlying an option exercisable within 60 days of the record date.

(5) Includes 262,500 shares of common stock underlying options exercisable within 60 days of the record date.

(6) Includes 312,500 shares of common stock underlying options exercisable within 60 days of the record date.

(7) Includes 145,000 shares of common stock underlying options exercisable within 60 days of the record date, and 257,247 shares of common stock underlying warrants exercisable within 60 days of the record date and 3,595,913 shares of common stock held by 3 Springs, LLC and beneficially owned by Mr. Chang by virtue of his position as sole member of 3 Springs, LLC.

(8) Includes 100,000 shares of common stock underlying an option exercisable within 60 days of the record date. Mr. Krishnan is the Managing Director of Land & General Berhad and President of L&G Resources (1994), Inc., a wholly owned subsidiary of Land & General Berhad. By virtue of his position, Mr. Krishnan may be deemed to share dispositive power over the 9,948,801 shares of common stock beneficially owned by Land & General Berhad and L&G Resources (1994), Inc. Mr. Krishnan is one of six directors on the Board of Directors of Land & General Berhad and the Board of Directors of Land & General Berhad makes the ultimate voting and investment decisions with respect to the 9,948,801 shares of common stock. Mr. Krishnan disclaims beneficial ownership of such shares of common stock.

(9) Includes 75,000 shares of common stock underlying an option exercisable within 60 days of the record date.

(10) Mr. Amsalem is a member of Midsummer Capital, LLC, a New York limited liability company, which serves as investment advisor to Midsummer Investment Ltd., a Bermuda company. By virtue of his position, Mr. Amsalem may be deemed to share dispositive power over the 19,048,059 shares of common stock beneficially owned by Midsummer Investment Ltd. Midsummer Capital disclaims beneficial ownership of such shares of common stock and Mr. Amsalem disclaims beneficial ownership of such shares of common stock.

(11) Includes 50,000 shares of common stock underlying an option exercisable within 60 days of the record date.

(12) Includes 9,632,534 shares of common stock and 316,267 shares of common stock underlying a warrant exercisable within 60 days of the record date held by L&G Resources (1994), Inc., a wholly-owned subsidiary of Land & General Berhad, of which Land & General Berhad is a beneficial owner. Mike Krishnan is President of L&G Resources (1994), Inc. and Managing Director of Land & General Berhad. By reason of such relationships, Mr. Krishnan may be deemed to share dispositive power over the shares of common stock beneficially owned by L&G Resources
(1994), Inc. Mr. Krishnan expressly disclaims beneficial ownership as Mr. Krishnan is one of six directors on the Board of Directors of Land & General Berhad and the Board of Directors of Land & General Berhad makes the ultimate voting and investment decisions with respect to the 9,948,801 shares of common stock.

(13) Includes 150,000 shares of common stock underlying options exercisable within 60 days of the record date and 343,689 shares of common stock underlying warrants exercisable within 60 days of the record date.

(14) Includes 11,250,000 shares of common stock underlying a debenture convertible within 60 days of the record date and 7,798,059 shares of common stock underlying a warrant exercisable within 60 days of the record date. The conversion of the debenture and exercise of the warrant is contractually capped such that such conversion or exercise, as applicable, shall not cause Midsummer's beneficial ownership to exceed 4.99%, unless waived by Midsummer, and in no event to exceed 9.99% (without giving effect to shares of common stock underlying any unconverted portion of the debenture or unexercised portion of the warrant). Midsummer Capital, LLC, a New York limited liability company, serves as investment advisor to Midsummer Investment Ltd., a Bermuda company. By reason of such relationships, Midsummer Capital may be deemed to share dispositive power over the shares of common stock beneficially owned by Midsummer Investment. Midsummer Capital disclaims beneficial ownership of such shares of common stock. Michel A. Amsalem and Scott D. Kaufman are members of Midsummer Capital. By reason of such relationships, Mr. Amsalem and Mr. Kaufman may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Midsummer Investment. Mr. Amsalem and Mr. Kaufman disclaim beneficial ownership of such shares of common stock.

(15) Includes 6,250,000 shares of common stock underlying a debenture convertible within 60 days of the record date and 4,332,255 shares of common stock underlying a warrant exercisable within 60 days of the record date. The conversion of the debenture and exercise of the warrant is contractually capped such that such conversion or exercise, as applicable, shall not cause Islandia's beneficial ownership to exceed 4.99%, unless waived by Islandia, and in no event to exceed 9.99% (without giving effect to shares of common stock underlying any unconverted portion of the debenture or unexercised portion of the warrant). The general partner of Islandia is John Lang, Inc., a New York Sub-S corporation formed to manage investments. John Lang, Inc. has sole dispositive power and sole voting power over all matters not related to director elections. The individuals that exercise shared dispositive and voting power for John Lang, Inc. are Richard Berner, President of John Lang, Inc. and Edgar Berner and Thomas Berner, both Vice-Presidents of John Lang, Inc. By virtue of these relationships John Lang, Inc., Richard Berner, Edgar Berner and Thomas Berner may be deemed to have indirect beneficial ownership of the shares of common stock beneficially owned by Islandia; however, John Lang, Inc. Richard Berner, Edgar Berner and Thomas Berner disclaim beneficial ownership of the shares of common stock beneficially owned by Islandia.

(16) Includes 1,095,000 shares of common stock underlying options exercisable within 60 days of the record date and 696,043 shares of common stock underlying warrants exercisable within 60 days of the record date, as well as 3,595,913 shares of common stock held by 3 Springs, LLC and 4,729,112 shares of common stock held by TC Lim, LLC.

DIRECTOR INDEPENDENCE

     Although we are not required to have independent directors on our Board of Directors because our securities are not listed on a national securities exchange or an inter-dealer quotation system which has director independence requirements, four of the seven directors on our Board (which are also the seven nominees for our Board of Directors) are independent using the definition of "independent director" contained in Rule 4200(15) of the NASDAQ Marketplace Rules. Our independent directors are James Frey, James Wilburn, Lewis Larson and Mike Krishnan. Under Rule 4200(a)(15) of the NASDAQ Marketplace Rules, an "independent director" is generally defined as a person other than an executive officer or employee of the company or another individual having a relationship which, in the opinion of the company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     In addition to being an independent director under Rule 4200(a)(15), the NASDAQ audit committee independence standards (which are also not applicable to us) contain NASDAQ Marketplace Rule 4350(d), which requires that audit committee members meet certain additional independence requirements. Our audit committee members, as discussed further below, James Wilburn and Mike Krishnan, are independent under the NASDAQ audit committee independence standards. Francis Chang, however, is not independent under either Rule 4200(a)(15) or the audit committee standards because he served as an officer of Electronic Sensor Technology through November 1, 2006.

BOARD OF DIRECTORS COMMITTEES

     Our Board of Directors held 6 meetings during our 2006 fiscal year. Each director attended 75% or more of the meetings of the Board and the Board committees on which the director served, if any. From time to time, our Board may act by unanimous written consent as permitted by the laws of the State of Nevada.

     Our Board of Directors has formed an audit committee and a compensation committee, neither of which were active during our 2006 fiscal year. The members of both committees are James Wilburn, who is the chair of both committees, Francis Chang and Mike Krishnan. Generally, the functions to be performed by the audit committee are selecting our independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. Generally, the functions to be performed by the compensation committee include establishing compensation rates and procedures with respect to our senior management. Both committees have adopted charters, each of which is posted on our website at http://www.estcal.com/.

     Our Board of Directors does not yet have a standing nominating committee or committee performing similar functions. Director candidates are currently selected by the Board of Directors, some of whom are independent as defined in the NASDAQ Marketplace Rules, and others of whom are not. In evaluating director nominees, our Board considers a variety of factors, including: the appropriate size of our Board of Directors; our needs with respect to the particular talents and experience of our directors; and the knowledge, skills and experience of nominees. We do not have a formal policy with respect to the consideration of any director candidates recommended by our shareholders. Our Board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate. Shareholders should send nominations and a short biography of the nominee to our Board of Directors at the address indicated on the first page of this proxy statement.

AUDIT COMMITTEE FINANCIAL EXPERT

     Our Board of Directors has determined that we have one audit committee financial expert serving on our audit committee. Our audit committee financial expert is Francis Chang. Although there are no standards applicable to us regarding the independence of our audit committee members, Mr. Chang would not be considered independent using the standards contained in the NASDAQ Marketplace Rules, as described above under "Director Independence."

REPORT OF THE AUDIT COMMITTEE

     The audit committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2006 with management.

     The audit committee has discussed with Sherb & Co. LLP, the company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The audit committee received from Sherb & Co. the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence.

     Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the U.S. Securities and Exchange Commission.

                                                      Audit Committee

                                                      James Wilburn
                                                      Francis Chang
                                                      Mike Krishnan

CODE OF ETHICS

     We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. A copy of our code of ethics is attached as Exhibit 14 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2004. Our code of ethics will be provided to any person without charge, upon request. Requests should be addressed to: Electronic Sensor Technology, Inc., Attn: Investor Relations Department, 1077 Business Center Circle, Newbury Park, California 91320.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

     Our directors are expected to attend the annual meetings of our shareholders. All six of our directors serving at the time of our 2006 annual meeting of shareholders attended such meeting.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     Shareholders and other interested parties may communicate directly with any or all of the directors of our company by writing to such director(s) at the address provided on the first page of this proxy statement. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our company, to the full Board or to an appropriate committee of the Board.

EXECUTIVE OFFICERS

     The following biographical information relates to our executive officers who are not also directors:

BARRY S. HOWE

     Barry S. Howe, age 51, currently serves as Chief Operating Officer of Electronic Sensor Technology. Mr. Howe has served as Chief Operating Officer of Electronic Sensor Technology since April 11, 2007. Prior to joining Electronic Sensor Technology, Mr. Howe held various executive positions within the Thermo Electron Corporation family of companies, including President and Chief Executive Officer of Thermo Electron subsidiaries and President of several divisions. Thermo Electron Corporation provides process monitoring and control instrumentation to the metals, chemical and food and beverage industries. From 2002 to 2004, Mr. Howe served as the President and Corporate Vice President of the Measurement and Control Sector. In 2006, Mr. Howe served on the Board of Directors and the Audit Committee of Glenrose Instruments Inc. Mr. Howe received a B.S. in Business Administration from Boston University.

PHILIP YEE

     Philip Yee, age 57, currently serves as Secretary, Treasurer and Chief Financial Officer of Electronic Sensor Technology. Mr. Yee has served as Secretary, Treasurer and Chief Financial Officer of Electronic Sensor Technology since November 1, 2006. From April 2006 through November 1, 2006, Mr. Yee served as Controller of Electronic Sensor Technology. From February 2005 through April 2006, Mr. Yee was Corporate Controller of Sleepwell Laboratories, Inc., a regional healthcare provider, and its related companies. From 2001 through February 2005,

Mr. Yee was Corporate Controller of BLT Enterprises, Inc., a regional recycling company and real estate developer, and its related companies. Mr. Yee received a B.A. and an M.B.A. from the University of Michigan.

Gary Watson

     Gary Watson, age 58, currently serves as Vice President of Engineering and interim Chief Scientist of Electronic Sensor Technology. Mr. Watson has served as Vice President of Engineering since September 8, 2005. Mr. Watson is the co-inventor of the zNose(R). Mr. Watson has over twenty years experience in gas chromatography. Mr. Watson joined Amerasia Technology in 1988 and directed Amerasia Technology's research in adapting gas chromatographic techniques with surface acoustic wave (SAW) detectors. He received his B.S. degree from the University of Southern California in 1972.

FAMILY RELATIONSHIPS AND INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Each of our directors holds office until the next annual meeting of our shareholders, or until his prior death, resignation or removal. There are no family relationships among our directors or executive officers. Within the past five years, there has not been any bankruptcy petition filed by or against any business of which any of our officers, directors or control persons were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. None of our officers, directors or control persons has been convicted in a criminal proceeding in the past five years or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses). None of our officers, directors or control persons is subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. None of our officers, directors or control persons has been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The table below outlines the total compensation of the named executive officers of Electronic Sensor Technology for the fiscal years ended December 31, 2005 and December 31, 2006.


                                          SUMMARY COMPENSATION TABLE (1)

       NAME AND                                                     STOCK         OPTION          ALL OTHER
      PRINCIPAL             YEAR       SALARY         BONUS         AWARDS        AWARDS         COMPENSATION           TOTAL
       POSITION                        ($)(2)          ($)          ($)(3)        ($)(3)            ($)(4)               ($)
-----------------------    -------   ------------   ---------    -----------   ------------     -----------------   ---------------
Teong C. Lim,               2005       111,316            -            -              (6)              3,340(7)        114,656

President and Chief         2006       165,229            -            -               -               4,957(7)        170,186
Executive Officer
(January 26,
2006-present)
Former Vice President
of Corporate
Development (February
1, 2005-January 25,
2006)

Director (5)


       NAME AND                                                     STOCK         OPTION          ALL OTHER
      PRINCIPAL             YEAR       SALARY         BONUS         AWARDS        AWARDS        COMPENSATION            TOTAL
       POSITION                        ($)(2)          ($)          ($)(3)        ($)(3)            ($)(4)               ($)
-----------------------    -------   ------------   ---------    -----------   -------------    -----------------   ---------------
Matthew Collier,            2005       135,384            -            -              (9)                  -           135,384

Former President and        2006        37,796       18,334       21,000(8)            -             113,482(10)       190,612
Chief Executive
Officer (May 26,
2005-January 25, 2006)
-----------------------    -------   ------------   ---------    -----------   -------------    -----------------   ---------------
Francis H. Chang,           2005       123,888            -            -             (11)              3,717(7)        127,605

Former Secretary &          2006       130,070            -            -               -              18,669(12)       148,739
Vice President of
Finance (February 1,
2005- November 1,
2006)

Director (5)
-----------------------    -------   ------------   ---------    -----------   -------------    -----------------   ---------------
Edward J. Staples,          2005       132,411            -            -             (13)              3,972(7)        136,383

Former President and        2006       206,360            -            -               -               6,190(7)        212,550
Chief Executive
Officer (February 1,
2005 -May 26, 2005)

Former Chief
Scientific Officer
(May 26, 2005-March
8, 2007)

Former Director
(February 1,
2005-March 8, 2007)
(5)

-----------------------    -------   ------------   ---------    -----------   -------------    -----------------   ---------------
Gary Watson,                2005       120,898            -            -             (14)              3,627(7)        124,525

Vice President of           2006       145,172            -            -               -               4,355(7)        149,527
Engineering (May 26,
2005-present)
-----------------------    -------   ------------   ---------    -----------   -------------    -----------------   ---------------
Philip Yee,                 2005             -            -            -               -                   -                 -

Secretary, Treasurer        2006        64,750            -            -               -                   -            64,750
and Chief Financial
Officer (November 1,
2006-present)

(1) The columns entitled "Non-Equity Incentive Plan Compensation" and "Nonqualified Deferred Compensation Earnings" have been omitted from the Summary Compensation Table because there has been no compensation awarded to, earned by, or paid to any of the named executive officers required to be reported in such columns.

(2) Amounts represent all pre-tax salaries and include any amounts earned but deferred under the company's 401(k) plan.

(3) The manner in which the company values stock and option awards is outlined in Note 1 to the company's consolidated financial statements under the heading "Stock-Based Compensation" included in this proxy statement. We did not grant any option awards to the named executive officers during our 2006 fiscal year.

(4) All named executive officers are covered by the company's health insurance plan, which does not discriminate in scope, terms or operation, in favor of named executive officers or directors and is generally available to all salaried employees. As a result, the information regarding health insurance premiums paid to the named executive officers has been omitted from the Summary Compensation Table, except as noted in footnote 12 below.

(5) Teong Lim, Francis Chang and Edward Staples did not receive any compensation for their services as directors of the company in 2006.

(6) Teong Lim was granted an option to purchase 80,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.00 per limited partnership interest on December 31, 2003. Such option was terminated in connection with the merger whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic Sensor Technology, Inc. and was replaced with an option to purchase 80,000 shares of common stock of Electronic Sensor Technology, Inc. at $1.00 per share. Such option was accounted for at the time of the original grant of Electronic Sensor Technology, L.P. options and no dollar amount was recognized in connection therewith for financial statement reporting purposes with respect to the 2005 fiscal year.

(7) Amounts represent 401(k) contributions by the company, as described under the heading "401(k) Plan" below.

(8) On January 25, 2006, Mr. Collier was granted 75,000 shares of restricted common stock. The 75,000 shares were all fully vested on the date of the grant, but are restricted by a right of first refusal on the part of Electronic Sensor Technology in the event that Mr. Collier decides to sell such shares. Aside from the right of first refusal on our part, the shares of restricted common stock carry the same rights and privileges as our unrestricted shares of common stock, including the right to receive dividends, if any.

(9) On September 8, 2005, the Board of Directors approved the granting of an option under our 2005 Stock Incentive Plan to Mr. Collier to acquire 500,000 shares common stock at an exercise price of $0.64 per share, the closing price of the common stock on September 8, 2005. On October 7, 2005, Electronic Sensor Technology entered into an Option Agreement with Mr. Collier, substantially in the form attached as Exhibit 10.2 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the Commission on April 15, 2005, for the granting of the option to purchase 500,000 shares of common stock at an exercise price of $0.64 per share. Mr. Collier's option would have vested, 33% annually (and 34% in the third year), provided Mr. Collier was still employed by Electronic Sensor Technology at the end of each such annual period. On January 25, 2006, Mr. Collier resigned from his position as President and Chief Executive Officer of Electronic Sensor Technology, and is no longer employed by Electronic Sensor Technology. Pursuant to the terms of Mr. Collier's employment agreement, upon Mr. Collier's resignation, the vesting schedule of his option was accelerated by six months. In addition, pursuant to the terms of the Settlement Agreement, Mutual Release and Amendment of Option Agreement entered into between Electronic Sensor Technology and Mr. Collier on January 25, 2006, the option to purchase 200,000 shares of common stock at an exercise price of $0.64 per share would vest in the first vesting period, which, as a result of the six-month acceleration of the vesting of the option, was deemed to occur on November 26, 2005. In accordance with the terms of the Option Agreement, Mr. Collier's resignation resulted in the forfeiture of the unvested option to purchase 300,000 shares of common stock, and Mr. Collier had three months from January 25, 2006 in which to exercise the vested option to purchase 200,000 shares of common stock. Mr. Collier did not exercise the vested option within three months of January 25, 2006 and the option expired. In accordance with the valuation methodology used by the company, as outlined in Note 1 to the company's consolidated financial statements under the heading "Stock-Based Compensation" included in this proxy statement, the company did not recognize any compensation cost for such option.

(10) Amount represents (i) $110,000 received as severance pursuant to the Settlement Agreement, Mutual Release and Amendment of Option Agreement, as more fully described under the heading "Severance and Termination Agreements" below and (ii) a payment of $3,482 for accrued but unused vacation time paid to Mr. Collier at the time of his resignation.

(11) Francis Chang was granted an option to purchase 80,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.00 per limited partnership interest on December 31, 2003. Such option was terminated in connection with the merger whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic

Sensor Technology, Inc., and was replaced with an option to purchase 80,000 shares of common stock of Electronic Sensor Technology, Inc. at $1.00 per share. Such option was accounted for at the time of the original grant of Electronic Sensor Technology, L.P. options and no dollar amount was recognized in connection therewith for financial statement reporting purposes with respect to the 2005 fiscal year.

(12) Amount represents (i) a total of $800 in insurance premiums paid to Francis Chang for the months of November and December pursuant to the retirement agreement, as more fully described under the heading "Retirement Agreements" below, (ii) $12,000 in compensation for Mr. Chang's services as a consultant for the company from November 1, 2006 through December 31, 2006 at a biweekly retainer fee of $3,000, (iii) a payment of $1,910 for accrued but unused vacation time paid to Mr. Chang at the time of his retirement and (iv) $3,959 in 401(k) contributions by the company.

(13) Edward Staples was granted an option to purchase 100,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.00 per limited partnership interest on December 31, 2003. Such option was terminated in connection with the merger whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic Sensor Technology, Inc., and was replaced with an option to purchase 100,000 shares of common stock of Electronic Sensor Technology, Inc. at $1.00 per share. Such option was accounted for at the time of the original grant of Electronic Sensor Technology, L.P. options and no dollar amount was recognized in connection therewith for financial statement reporting purposes with respect to the 2005 fiscal year.

(14) Gary Watson was granted options to purchase (i) 50,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.00 per limited partnership interest on March 15, 1999, (ii) 50,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.05 per limited partnership interest on July 1, 2000, (iii) 50,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.05 per limited partnership interest on May 15, 2001 and
(iv) 25,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.05 per limited partnership interest on September 15, 2002. Such options were terminated in connection with the merger whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic Sensor Technology, Inc., and were replaced with an option to purchase 50,000 shares of common stock at $1.00 per share and an option to purchase 125,000 shares of common stock at $1.05 per share. Such options were accounted for at the time of the original grants of Electronic Sensor Technology, L.P. options and no dollar amount was recognized in connection therewith for financial statement reporting purposes with respect to the 2005 fiscal year.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND ADDITIONAL NARRATIVE DISCLOSURE

EMPLOYMENT AND CONSULTING AGREEMENTS

     Philip Yee. On March 16, 2006, Philip Yee accepted an offer letter extended by Electronic Sensor Technology regarding his employment with Electronic Sensor Technology as Controller, which is attached as Exhibit 10.2 to our amended current report on Form 8-K/A filed February 14, 2007 and is incorporated herein by reference. The offer letter set Mr. Yee's salary at $75,000 per year, to be adjusted to $80,000 per year after completion of a three-month trial period, and included an agreement by Electronic Sensor Technology to grant to Mr. Yee an option to purchase 75,000 shares of common stock, subject to approval by the Board of Directors (an option to purchase 100,000 shares of common stock of the company, was approved by the Board of Directors and granted to Mr. Yee on January 16, 2007). On October 16, 2006, the Board of Directors appointed Mr. Yee to become Secretary, Treasurer and Chief Financial Officer of the company, effective November 1, 2006. In connection with the appointment of Mr. Yee as Secretary, Treasurer and Chief Financial Officer of Electronic Sensor Technology, Electronic Sensor Technology and Mr. Yee entered into an oral agreement to increase Mr. Yee's annual salary to $110,000 through April 1, 2007, at which point Electronic Sensor Technology and Mr. Yee have orally agreed to increase Mr. Yee's annual salary to $125,000.

     Francis Chang. On October 16, 2006, Francis Chang announced his retirement as Secretary, Treasurer and Vice President of Finance and Administration to the Board of Directors of the company, effective November 1, 2006. Mr. Chang continues to serve as a director of and consultant to the company. On November 1, 2006 Mr. Chang and the company entered into a letter agreement regarding the company's engagement of Mr. Chang as a consultant through April 30, 2007 for a biweekly retainer fee of $3,000, as more fully described in Exhibit 10.1 to our amended current report on Form 8-K/A filed February 14, 2007 and is incorporated herein by reference.

SEVERANCE AND TERMINATION AGREEMENTS

     Matthew Collier. On May 16, 2005, Electronic Sensor Technology entered into a letter agreement with Matthew Collier, who was appointed President and Chief Executive Officer on May 26, 2005. Pursuant to the letter agreement, as more fully described in Exhibit 10.1 to our amended current report on Form 8-K/A filed October 6, 2005 and incorporated herein by reference, Mr. Collier agreed to serve as President and Chief Executive Officer of Electronic Sensor Technology for at an annual salary of $220,000 per year and a potential target bonus of 25% of such annual salary, to be paid at the discretion of the Board of Directors. The letter agreement also provides for a grant of 75,000 shares of restricted common stock that may be traded one year from Mr. Collier's date of employment and an additional 75,000 shares of restricted common stock to be granted one year from Mr. Collier's date of employment, if Mr. Collier remains an employee of Electronic Sensor Technology, tradable on the first anniversary of such grant. The letter agreement also provides for a grant of an option to purchase 500,000 shares common stock at an exercise price of $1.50 per share, subject to approval by the Board of Directors. On September 8, 2005, the Board of Directors approved the granting of such option at $0.64 per share, the closing price of the common stock on September 8, 2005. On October 7, 2005, Electronic Sensor Technology entered into an Option Agreement with Mr. Collier, substantially in the form attached as Exhibit 10.2 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the Commission on April 15, 2005, for the granting of the option to purchase 500,000 shares of common stock at an exercise price of $0.64 per share. Mr. Collier's option would have vested, 33% annually (and 34% in the third year), provided Mr. Collier was still employed by Electronic Sensor Technology at the end of each such annual period.

     On January 25, 2006, the letter agreement with Mr. Collier was mutually terminated by Mr. Collier and Electronic Sensor Technology (other than that portion of the letter agreement relating to indemnification of Mr. Collier for liability incurred within the scope of his employment with the company, embodied in Section 7 of the letter agreement), by way of a Settlement Agreement, Mutual Release and Amendment of Option Agreement entered into between Mr. Collier and Electronic Sensor Technology in connection with the resignation of Mr. Collier as President and Chief Executive Officer and a director of Electronic Sensor Technology, effective January 25, 2006. The Settlement Agreement, Mutual Release and Amendment of Option Agreement is attached as Exhibit 10.1 to our current report on Form 8-K filed January 31, 2006 and is incorporated herein by reference. The terms of the Settlement Agreement, Mutual Release and Amendment of Option Agreement in large part carried out the terms of the letter agreement dated May 16, 2005 with Mr. Collier. Specifically, the Settlement Agreement, Mutual Release and Amendment of Option Agreement provided for (i) the payment of six months' base salary to Mr. Collier, totaling $110,000, over the course of 13 biweekly payroll periods, (ii) the payment of a bonus in the sum of $18,334 earned through the date of Mr. Collier's resignation, (iii) the acceleration by six months of the vesting schedule of Mr. Collier's option to purchase 500,000 shares of common stock, each of (i) through (iii) as provided for in the letter agreement in the event of a termination without cause and (iv) the issuance of 75,000 shares of restricted common stock, as contemplated in the letter agreement. The Settlement Agreement, Mutual Release and Amendment of Option Agreement also provided for the vesting of an option to purchase 200,000 shares of common stock in the first vesting period of the vesting schedule of Mr. Collier's option to purchase 500,000 shares of common stock, described above. As a result of the six-month acceleration of the vesting schedule, such vesting of the option to purchase 200,000 shares of common stock was deemed to occur on November 26, 2005. In accordance with the terms of Mr. Collier's Option Agreement, Mr. Collier's resignation resulted in the forfeiture of the remaining unvested option to purchase 300,000 shares of common stock, and Mr. Collier had three months from January 25, 2006 in which to exercise the vested option to purchase 200,000 shares of common stock. Mr. Collier did not exercise the vested option within three months from January 25, 2006 and the option expired.

     Edward Staples. On March 8, 2007, Electronic Sensor Technology accepted the resignation of Edward Staples as Chief Scientific Officer and a director of the company. In connection and concurrently with such resignation, the company and Dr. Staples entered into a Severance Agreement, Mutual Release and Promotion Agreement, which is attached as Exhibit 10.1 to our current report on Form 8-K filed March 13, 2007 and is incorporated herein by reference. The Severance Agreement, Mutual Release and Promotion Agreement provides for (i) payment of nine months' salary to Dr. Staples (totaling $116,324.52) in eighteen equal biweekly installments, (ii) reimbursement of major medical insurance premiums paid by Dr. Staples for twelve months, pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA), provided that such amount does not exceed the insurance coverage presently maintained by Dr. Staples through the company's group policy and (iii) a mutual release of claims by the company and Dr. Staples. Dr. Staples also agreed, in the Severance Agreement, Mutual

Release and Promotion Agreement, to spend one hour per month for nine months, promoting the company and its products in exchange for $100 per hour and reimbursement of reasonable business costs and expenses incurred in connection with such promotion.

RETIREMENT AGREEMENTS

     The company has an agreement with each of Francis Chang, Teong Lim and Gary Watson, under which, so long as the individual continues to be employed by the company until retirement age, which is currently 65 years of age, the company shall provide Medigap insurance, also known as Medicare supplemental insurance, to the individual after retirement until the individual's death.

401(K) PLAN

     The company sponsors a 401(k) retirement savings plan which covers its full-time employees who have been employed by the company for at least one (1) year. Eligible employees may elect to contribute a percentage of their compensation to the 401(k) plan, subject to the maximum amount established annually under Section 401(k) of the Internal Revenue Code. In each of 2005 and 2006, the company contributed an amount equal to three percent (3%) of each employee's respective compensation to the 401(k) plan account of each eligible employee.

     Other than the agreements mentioned herein, we have no employment agreements with any of our named executive officers, nor do we have any compensatory plans or arrangements with respect to any named executive officers that results or will result from the resignation, retirement or any other termination of such executive officer's employment with Electronic Sensor Technology or from a change-in-control of Electronic Sensor Technology or a change in the named executive officer's responsibilities following a change-in-control wherein the amount involved, including all periodic payments or installments, exceeds $100,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table outlines all outstanding equity awards held by named executive officers as of the fiscal year ended December 31, 2006.

           OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)

                                              OPTION AWARDS
------------------   ------------------------------------------------------------------
      NAME                   NUMBER OF
                             SECURITIES
                             UNDERLYING           OPTION
                             UNEXERCISED         EXERCISE               OPTION
                               OPTIONS             PRICE               EXPIRATION
                          (#) EXERCISABLE          ($)                   DATE
------------------   ----------------------   ---------------   -----------------------
Teong C. Lim                   80,000             $1.00             February 1, 2015
------------------   ----------------------   ---------------   -----------------------
Matthew Collier                     -                 -                            -
------------------   ----------------------   ---------------   -----------------------
Philip Yee                          -                 -                            -
------------------   ----------------------   ---------------   -----------------------
Francis H. Chang               80,000             $1.00             February 1, 2015
------------------   ----------------------   ---------------   -----------------------
Edward J. Staples             100,000             $1.00             February 1, 2015
------------------   ----------------------   ---------------   -----------------------
Gary Watson                    50,000             $1.00             February 1, 2015
                              125,000             $1.05             February 1, 2015
------------------   ----------------------   ---------------   -----------------------

(1) The columns entitled "Number of Securities Underlying Unexercised Options (#) Unexercisable," and "Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options," have been omitted from the Outstanding Equity Awards at Fiscal Year-End Table because there was no applicable information required to be reported in such columns. In addition, the columns related to stock awards have been omitted because there were no outstanding unvested stock awards as of the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION

     The following table sets forth the compensation paid by Electronic Sensor Technology to all non-employee directors for the fiscal year ended December 31, 2006.

                           DIRECTOR COMPENSATION (1)

------------------   ----------------------   ---------------   ----------------
     NAME (2)                  FEES              ALL OTHER          TOTAL
                              EARNED            COMPENSATION         ($)
                                OR                 ($)(3)
                               PAID
                             IN CASH
                               ($)
------------------   ----------------------   ---------------   ----------------
Mike Krishnan                   7,500(4)         10,064(5)          17,564
------------------   ----------------------   ---------------   ----------------
James Wilburn                  16,500(6)              -             16,500
------------------   ----------------------   ---------------   ----------------
Lewis E. Larson                 2,000(7)          4,500(8)           7,650
------------------   ----------------------   ---------------   ----------------
James Frey                     30,000(9)              -             30,000
------------------   ----------------------   ---------------   ----------------
Michel A. Amsalem                   -                 -                  -
------------------   ----------------------   ---------------   ----------------

(1) The columns entitled "Stock Awards," "Option Awards," "Non-Equity Incentive Plan Compensation" and "Nonqualified Deferred Compensation Earnings" have been omitted from the Director Compensation Table because there has been no compensation awarded to, earned by, or paid to any of the directors required to be reported in such columns.

(2) Teong Lim, Edward Staples and Francis Chang are not included in the Director Compensation table because any compensation received by Dr. Lim, Dr. Staples and Mr. Chang as directors of Electronic Sensor Technology for the fiscal year ended December 31, 2006 is reflected in the Summary Compensation Table above.

(3) With the exception of Michel Amsalem, the company reimburses each director who is not an officer or employee of the company for reasonable out-of-pocket expenses for attending Board meetings. In 2006, with respect to each director, the aggregate amount of such expenses amounted to less than $10,000, other than with respect to Mike Krishnan as noted below.

(4)  In 2006, Mike Krishnan received an attendance fee of $2,500 per meeting.

(5) The company reimbursed Mike Krishnan $10,064 for his out-of-pocket expenses associated with attending Board meetings. As noted in footnote 3 above, the company reimburses each director for reasonable business expenses. Mr. Krishnan's expenses exceeded $10,000 because he must travel from Malaysia to California for all Board meetings.

(6) In 2006, James Wilburn received an attendance fee of $1,500 per meeting and a monthly retainer fee of $1,000, which was paid quarterly.

(7) In 2006, Lewis Larson received an attendance fee of $2,000 for attending one meeting following his appointment as a director of the company.

(8) Includes $4,500 paid to Lewis Larson in exchange for consulting services. The company also reimbursed Mr. Larson $1,150 for his out-of-pocket expenses associated with providing such consulting services.

(9) James Frey received an attendance fee of $2,000 per meeting and an annual retainer fee of $2,000, which was paid quarterly.

NARRATIVE TO DIRECTOR COMPENSATION

AGREEMENTS WITH DIRECTORS

     On October 3, 2005, Electronic Sensor Technology entered into a letter agreement with James Frey, Chairman of the Board of Directors, which is attached as Exhibit 10.1 to our current report on Form 8-K filed October 7, 2005 and is incorporated herein by reference. The letter agreement superseded and replaced a prior letter agreement dated February 21, 2005 (and an addendum thereto dated April 1, 2005). The letter agreement dated October 3, 2005 also provides that Mr. Frey will continue to serve as Chairman of the Board of Directors of the company until such time, if any, as (i) Mr. Frey and the company shall enter into a new agreement, (ii) Mr. Frey resigns or is replaced as Chairman of the Board of Directors or (iii) Mr. Frey ceases being a director of the company. On September 8, 2005, the Board of Directors approved the granting of an option under our 2005 Stock Incentive Plan to Mr. Frey to acquire 250,000 shares common stock at an exercise price of $0.64 per share, the closing price of the common stock on September 8, 2005. On October 7, 2005, Electronic Sensor Technology entered into an Option Agreement with Mr. Frey, substantially in the form attached as Exhibit 10.2 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the Commission on April 15, 2005, for the granting of the option to purchase 250,000 shares of common stock at an exercise price of $0.64 per share. Mr. Frey's stock option shares vest as follows: one quarter of the option shares vested on each of March 8, 2006, September 8, 2006 and March 8, 2007, and the remaining one quarter will vest on September 8, 2007, provided he is still participating as a member of our Board of Directors at such time.

     The company also has agreements with each of the directors listed in the Director Compensation table, with the exception of Lewis Larson and Michel Amsalem, to continue to pay the retainer fees and meeting attendance fees set forth in such table, as well as to reimburse such directors for reasonable out-of-pocket expenses for attending Board meetings. Lewis Larson and the company have agreed that beginning January 1, 2007 Lewis Larson will no longer receive meeting attendance fees, but will be compensated for consulting services provided to the company from time to time, and will receive reimbursement for reasonable out-of-pocket expenses incurred in connection with the provision of such services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORBEARANCE AND AMENDMENT AGREEMENT WITH MIDSUMMER INVESTMENT, LTD. AND ISLANDIA, L.P.

     On September 7, 2006, Electronic Sensor Technology entered into a Forbearance and Amendment Agreement with Midsummer Investment, Ltd. and Islandia, L.P., each of which holds a debenture and warrant, the common stock underlying which represent more than 5% of our outstanding shares of common stock (the conversion of each debenture and exercise of each warrant is contractually capped such that such conversion or exercise, as applicable, shall not cause Midsummer's or Islandia's respective beneficial ownership to exceed 4.99%, unless waived by Midsummer or Islandia, respectively, and in no event to exceed 9.99%, without giving effect to shares of common stock underlying any unconverted portion of the debenture or unexercised portion of the warrant). The terms of the convertible debentures and warrants that we issued to Midsummer and Islandia in a private placement on December 7, 2005 required that we register the shares of our common stock underlying such debentures and warrants within 180 days of the date of issuance of the debentures and warrants. The failure to do so is an event of default under the debentures, giving Midsummer and Islandia the right to accelerate the debentures and receive a premium of approximately 30% of the outstanding amounts due under the debentures upon acceleration. The failure to do so also reduces the exercise price of the warrants by $0.03 per month until such shares are registered. In addition, the failure to register such shares within 150 days of the date of issuance of the debentures and warrants gives the holders the right to receive liquidated damages in the amount of 2% per month of the purchase price of the debentures and warrants, pursuant to a registration rights agreement, and the failure to pay such liquidated damages relating to the debentures is an event of default under the debentures.

     Pursuant to the Forbearance and Amendment Agreement, Midsummer and Islandia have agreed to abstain from exercising the aforementioned rights and remedies arising out of the then existing defaults under the debentures and warrants until February 28, 2007. In exchange for such forbearance, we agreed to reduce the conversion price of the debentures from $0.4544 per share to $0.4000 per share and to reduce the exercise price of the warrants from $0.4761 per share to $0.4300 per share. In addition, we appointed a director, Michel Amsalem, and an independent director, Lewis Larson to our Board of Directors, in accordance with the terms of the Forbearance and Amendment Agreement. Electronic Sensor Technology also agreed not to increase its Board of Directors to more than 9 members without the consent of Midsummer. Pursuant to the Forbearance and Amendment Agreement, we have hired a chief operating officer of Electronic Sensor Technology, Barry Howe, with the potential to become chief executive officer. Mr. Howe has been hired for an interim and trial basis of 3 months, at which time the Board of Directors will meet to determine whether Mr. Howe shall be promoted to chief executive officer or be released. If Mr. Howe is released, a new search by a special committee of our Board of Directors will begin.

     The registration statements pursuant to which such shares were registered were declared effective by the Securities and Exchange Commission on November 21, 2006 and December 21, 2006, respectively.

DEBT CONVERSION AGREEMENTS

     Prior to the mergers whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic Sensor Technology, Inc., Electronic Sensor Technology, L.P. entered into Debt Conversion Agreements with holders of its outstanding debt, including Francis Chang, Teong Lim, Edward Staples and Amerasia Technology.

     Pursuant to the Debt Conversion Agreement with Mr. Chang, Electronic Sensor Technology, L.P. agreed to convert $226,720 of debt into the right to receive 226,720 shares of Bluestone Ventures common stock and a warrant to purchase 113,360 shares of Bluestone Ventures common stock at $1.00 per share, exercisable only if the trading price of such stock is at least $1.50 per share, which Mr. Chang assigned to 3 Springs, LLC, a Delaware limited liability company of which Mr. Chang is the sole member. In addition, prior to the mergers, Mr. Chang owned 30.21% of the outstanding shares of Amerasia Technology. Pursuant to the Debt Conversion Agreement with Amerasia Technology, Electronic Sensor Technology, L.P. agreed to convert $952,577 of debt into the right to receive 952,577 shares of Bluestone Ventures common stock and warrants to purchase 476,289 shares of Bluestone Ventures common stock at $1.00 per share, exercisable only if the trading price of such stock is at least $1.50 per share. Following the mergers, Electronic Sensor Technology issued Bluestone Ventures common stock and warrants to the former debtholders of Electronic Sensor Technology, L.P., of which 3 Springs, LLC received (i) 226,720 shares of Bluestone Ventures common stock and a warrant to purchase 113,360 shares by virtue of the debt owed to Mr. Chang and (ii) 287,773 shares of Bluestone Ventures common stock and a warrant to purchase 143,887 shares, which represented Mr. Chang's portion of the shares and warrants received by Amerasia Technology and distributed to its shareholders.

     Pursuant to the Debt Conversion Agreement with Dr. Lim, Electronic Sensor Technology, L.P. agreed to convert $517,899 of debt into the right to receive 517,899 shares of Bluestone Ventures common stock and a warrant to purchase 258,950 shares of Bluestone Ventures common stock at $1.00 per share, exercisable only if the trading price of such stock is at least $1.50 per share, which Dr. Lim assigned to TC Lim, LLC, a Delaware limited liability company of which Dr. Lim is the sole member. In addition, prior to the mergers, Dr. Lim owned 37.76% of the outstanding shares of Amerasia Technology. Following the mergers, Electronic Sensor Technology issued common stock and warrants to the former debtholders of Electronic Sensor Technology, L.P., of which TC Lim, LLC received (i) 517,899 shares of Bluestone Ventures common stock and a warrant to purchase 258,950 shares by virtue of the debt owed to Dr. Lim and (ii) 359,693 shares of Bluestone Ventures common stock and a warrant to purchase 179,846 shares, which represented Dr. Lim's portion of the shares and warrants received by Amerasia Technology and distributed to its shareholders pursuant to the Debt Conversion Agreement with Amerasia.

     Pursuant to the Debt Conversion Agreement with Dr. Staples, who was an officer and a director of the company at the time of the mergers, Electronic Sensor Technology, L.P. agreed to convert $399,643 of debt into the right to receive 399,643 shares of Bluestone Ventures common stock and a warrant to purchase 199,822 shares of Bluestone Ventures common stock at $1.00 per share, exercisable only if the trading price of such stock is at least

$1.50 per share. In addition, prior to the mergers, Dr. Staples owned 30.21% of the outstanding shares of Amerasia Technology. Following the mergers, Electronic Sensor Technology issued common stock and warrants to the former debtholders of Electronic Sensor Technology, L.P., of which Dr. Staples received (i) 399,643 shares of Bluestone Ventures common stock and a warrant to purchase 199,822 shares by virtue of the debt owed to Dr. Staples and (ii) 287,773 shares of Bluestone Ventures common stock and a warrant to purchase 143,867 shares, which represented Dr. Staples's portion of the shares and warrants received by Amerasia Technology and distributed to its shareholders pursuant to the Debt Conversion Agreement with Amerasia.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the company's officers, directors and persons who beneficially own more than ten percent (10%) of the company's outstanding common stock, file reports of ownership and changes in ownership with the Security Exchange Commission. Such persons are required by the Securities and Exchange Commission to furnish the company with copies of all Section 16(a) reports they file. To the best of our knowledge, based solely on review of copies of such reports, including Forms 3, 4 and 5 and amendments thereto, we believe each of our directors, officers and persons who beneficially own more than ten percent (10%) of our outstanding common stock have complied with all filing requirements applicable to such persons.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Sherb & Co. LLP has been selected by our audit committee as our independent registered public accounting firm to audit our books and accounts, as well as those of our subsidiaries, for the fiscal year ending December 31, 2006. Sherb & Co. has served as our independent registered public accounting firm since 2005.

     When Sherb & Co. LLP was selected as our independent registered public accounting firm, Manning Elliott Chartered Accountants resigned as Electronic Sensor Technology's auditors effective from April 18, 2005. The decision to change accountants was approved and recommended by the Board of Directors. Manning Elliott served as Bluestone's (now Electronic Sensor Technology) independent auditors for fiscal years ended December 31, 2004 and December 31, 2003. Manning Elliott's report on Bluestone's (now Electronic Sensor Technology) consolidated financial statements for the audit reports fiscal years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except as follows: In Manning Elliott's audit reports dated April 7, 2005 and March 25, 2004 for Bluestone's (now Electronic Sensor Technology) fiscal years ended December 31, 2004 and December 31, 2003, respectively, Manning Elliott indicated that: "The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue since inception and will need additional financing to sustain operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     During the fiscal years ended December 31, 2004 and December 30, 2003 and until Manning Elliott's resignation, there were no disagreements with Manning Elliott within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Manning Elliott's satisfaction, would have caused Manning Elliott to make reference to the subject matter of the disagreements in connection with its reports. During the fiscal years ended December 31, 2004 and December 31, 2003, until Manning Elliott's resignation, there were no "reportable events" (as such term is defined in item 304(a)(1)(v) of regulation S-K).

     During Electronic Sensor Technology's two fiscal years and any subsequent interim period prior to the engagement of Sherb & Co. LLP, neither Electronic Sensor Technology nor anyone on Electronic Sensor Technology's behalf consulted with Sherb & Co. LLP, regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on Electronic Sensor Technology's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

     Electronic Sensor Technology requested that Manning Elliott review the disclosure contained in Electronic Sensor Technology's current report filed on Form 8-K on April 19, 2005, which is reproduced herein, and Manning Elliott furnished Electronic Sensor Technology with a letter addressed to the Commission containing any new information, clarification of Electronic Sensor Technology's expression of Manning Elliott's views, or the respects in which Manning Elliott did not agree with the statements contained in Electronic Sensor Technology's current report filed on Form 8-K on April 19, 2005.

     We do not expect a representative from Sherb & Co., LLP to attend our annual meeting.

AUDIT FEES

     The aggregate fees billed for the 2005 and 2006 fiscal years for professional services rendered by our principal accountant, Sherb & Co., LLP, for the audit of our annual financial statements and review of financial statements included in our periodic reports on Form 10-QSB and other services provided in connection with statutory and regulatory filings were $55,000 and $60,000 respectively.

AUDIT-RELATED FEES

     No assurance or related services that are reasonably related to the performance of the audit or review of our financial statements were rendered by our principal accountants during the 2005 or 2006 fiscal year.

TAX FEES

     The aggregate fees to be billed for professional services rendered by our current principal accountant, Sherb & Co., LLP, for tax compliance and tax advice were $7,500 for each of the 2005 and 2006 fiscal years.

ALL OTHER FEES

     No other products or services were provided by our principal accountants during the 2005 or 2006 fiscal year, other than the services outlined in the foregoing sections.

AUDIT COMMITTEE

     Our audit committee has not to date adopted any pre-approval policies or procedures.

SHAREHOLDER PROPOSALS

     In order for a proposal by you or your fellow shareholders to be included in the proxy statement and form of proxy solicited by our Board of Directors for our next annual meeting of shareholders, the proposal must be received no later than February 7, 2008. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on Form 10-QSB of the date by which such proposals must be received in order to be included in the proxy materials.

     If you or your fellow shareholders wish to submit a proposal for consideration at next year's annual meeting without including the same in the proxy statement and form of proxy solicited by our Board of Directors, you should inform our Secretary no later than April 23, 2008, of your intention to do so. If you wait longer, the holders of the proxies solicited by our Board of Directors may vote on your proposal(s) at their discretion even if they are not mentioned in the proxy statement and form of proxy solicited by our Board.

APPRAISAL RIGHTS

     You are not entitled to appraisal rights in connection with the approval of the proposals to be voted upon at the meeting.

GENERAL INFORMATION

     WE WILL, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A BENEFICIAL OWNER OF OUR COMMON SHARES ON THE RECORD DATE FOR THE ANNUAL MEETING, FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT FILED WITH THE SEC ON FORM 10-KSB FOR THE YEAR 2006. SUCH REQUEST SHOULD CONTAIN A REPRESENTATION THAT THE PERSON REQUESTING THIS MATERIAL WAS A BENEFICIAL OWNER OF OUR SHARES ON THE RECORD DATE. SUCH REQUEST SHOULD BE SENT TO THE SECRETARY AT OUR ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for shareholder communications such as this proxy statement with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. We may deliver a single proxy statement to multiple shareholders sharing an address unless the we have received contrary instructions from the affected shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered. Any such request should be directed to our Secretary at the address indicated on the first page of this proxy statement. If, at any time, you decide you wish to receive a separate copy of all future shareholder communications, or if you are receiving multiple copies of such shareholder communications and wish to receive only one, please notify us of your request at the address indicated on the first page of this proxy statement.

     The Board of Directors is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters properly come before the meeting, the holders of the proxies will vote thereon in their discretion.

                                       By Order of the Board of Directors
                                                  Philip Yee,
                                Secretary, Treasurer and Chief Financial Officer

Newbury Park, California
June 7, 2007

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
                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                DIRECTIONS TO THE BEST WESTERN THOUSAND OAKS INN

FROM LOS ANGELES INTERNATIONAL AIRPORT (LAX)

     Distance: 45 miles. Time: 47 min to an hour. Directions: From the airport, proceed to I-405, the San Diego Freeway. Head north on I-405 to the Ventura Freeway (U.S. Highway 101). Merge onto the Ventura Highway and head north toward Ventura, exiting at Moorpark Road (Exit 44). Turn right onto North Moorpark Road and then almost immediately (.1 mile) turn left onto Thousand Oaks Boulevard. Proceed approximately .2 miles to The Best Western Thousand Oaks Inn.

FROM THE NORTH ON INTERSTATE 5

     Head south on Interstate 5 and continue south on Interstate 405 into the San Fernando Valley. At the Ventura Freeway (U.S. Highway 101) head north toward Ventura, exiting at Moorpark Road (Exit 44). Turn right onto North Moorpark Road and then almost immediately (.1 mile) turn left onto Thousand Oaks Boulevard. Proceed approximately .2 miles to The Best Western Thousand Oaks Inn.

FROM PASADENA/ SAN GABRIEL VALLEY

     Go west on the Foothill Freeway (I-210) to Pasadena. At the Highway 134 go west to Glendale and Burbank. At the 101 Freeway go west toward Ventura. Proceed on the 101 Freeway for several miles. Exit at Moorpark Road (Exit 44). Turn right onto North Moorpark Road and then almost immediately (.1 mile) turn left onto Thousand Oaks Boulevard. Proceed approximately .2 miles to The Best Western Thousand Oaks Inn.

FROM THE NORTH ON HWY 101/SANTA BARBARA AND THOUSAND OAKS

     Exit at Moorpark Road (Exit 44). Turn left onto North Moorpark Road and then almost immediately (.1 mile) turn left onto Thousand Oaks Boulevard. Proceed approximately .2 miles to The Best Western Thousand Oaks Inn.

[GRAPHIC OMITTED][ELECTRONIC SENSOR TECHNOLOGY] 1077 Business Center Circle
                                                Newbury Park, California 91320
                                                Tel. (805) 480-1994
                                                FAX (805) 480-1984

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
--------------------------------------------------------------------------------
                                                                           proxy
                       ELECTRONIC SENSOR TECHNOLOGY, INC.

  1077 BUSINESS CENTER CIRCLE - NEWBURY PARK, CALIFORNIA 91320 - (805) 480-1994

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Electronic Sensor Technology, Inc. hereby appoints Teong C. Lim, James H. Frey and Philip Yee and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held on Monday, July 16, 2007 at 10:30 a.m. at The Best Western Thousand Oaks Inn, located at 75 West Thousand Oaks Boulevard, Thousand Oaks, California 91360-4416, and any adjournments or postponements thereof, and to vote the shares of the undersigned at such meeting with respect to the election of directors, as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSAL LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSAL.

                   (Continued and to be signed on other side)

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
--------------------------------------------------------------------------------
                                      PROXY

                                                           Please mark your
                                                           votes like this   [X]

The Board of Directors recommends a vote
FOR item 1 below.

1. Election of Directors                      FOR nominees
                                             listed to the         WITHHOLD
                                            left (except as    AUTHORITY for all
01 James H. Frey     02 Teong C. Lim         marked to the         nominees
03 Francis H. Chang  04 Mike Krishnan       contrary below)   listed to the left
05 James Wilburn     06 Lewis Larson              [ ]                 [ ]
07 Michel Amsalem

(INSTRUCTION: to withhold authority
to vote for any individual nominee(s),
write the name(s) of such nominee(s)
on the line below.)                        PLEASE SIGN, DATE AND RETURN THIS
                                           PROXY PROMPTLY IN THE ENCLOSED
                                           ENVELOPE.

--------------------------------------     Please sign exactly as name appears
                                           on stock certificate.


                                                    COMPANY ID:

                                                    PROXY NUMBER:

                                                    ACCOUNT NUMBER:


Signature: ________________ Signature: ________________ Date: ____________, 2007
If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians, trustees or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.